EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-129651 on Form S-11 of our report dated March 27, 2007, relating to the consolidated financial statements of Wells Timberland REIT, Inc. appearing in this Prospectus, which is part of such registration statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
December 13, 2007